STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of November 6, 2000 by and among PACIFIC TELCOM, INC., a corporation organized under the laws of Illinois, PACIFIC TELCOM [CANADA] INC., a corporation organized under the laws of the Province of Ontario (collectively referred to hereafter as "Buyer"), EASYTEL CANADA CORPORATION, a corporation organized under the laws of the Province of Ontario (the "Corporation") and RICHARD C. GOLDSTEIN, being the duly appointed Sellers' Representative of the Selling Shareholders ("Sellers" or "Shareholders" or "Selling Shareholders").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Selling Shareholders collectively own of record and beneficially one hundred percent (100%) of the issued and outstanding shares of the common stock of EasyTel Canada consisting of 6,315,000 shares of common stock, no par value (the "Shares"); and

     WHEREAS, the Sellers own in addition to 6,315,000 common shares issued and outstanding on November 3, 2000, and the further amount of 2,599,850 common shares representing such shares derived from outstanding options for common stock exercised and Class A special shares, nonvoting, converted to common shares pursuant to the Articles of Corporation and by-laws of the Corporation;

     WHEREAS, Pacific TelCom [Canada] Inc. is a wholly owned subsidiary of Pacific TelCom, Inc., and that the capital stock of Pacific TelCom [Canada] Inc. is comprised of two classes of stock to wit, common shares of no par value and Class A special shares, nonvoting, convertible to common shares of Pacific TelCom, Inc. pursuant to the Articles of Corporation and By-Laws of the Corporation; and

     WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Shares pursuant to this Agreement, at Closing effective as of the date hereof (the "Effective Date") Pacific TelCom [Canada] Inc. shall own one hundred percent (100%) of all of the issued and outstanding shares of common stock of the Corporation; and

     WHEREAS, Pacific TelCom, Inc. has agreed to be a party to this Agreement to guarantee the obligations of Pacific TelCom [Canada] Inc., its wholly owned subsidiary.

     NOW,  THEREFORE,  IT  IS  AGREED:

Section  1.  Sale  and  Purchase.
             -------------------

     1.1  Sale of the Shares. Subject to the terms and conditions herein stated,
          --------------------
          the Selling Shareholders agree to sell, assign, transfer and deliver the shares to Pacific TelCom [Canada] Inc. on the Effective Date, and Buyer agrees to purchase the outstanding common shares from the
          Selling Shareholders on the Effective Date. The certificates representing the Shares shall be duly endorsed to Pacific TelCom [Canada] Inc., or accompanied by Stock Powers and Assignment Separate from Certificate, duly executed in favor of the Buyer, by the relevant Selling Shareholders. The Selling Shareholders agree to cure at any time any deficiencies with respect to the endorsement of the certificates representing the shares or with respect to the Stock Power with Assignment Separate from Certificate, accompanying any such certificates.

Section  2.0  Purchase  Price.
         --------------------

     2.1  Payment.  In consideration of the transfer,  conveyance and assignment
          -------
          of the Shares, the Buyer shall pay to the Selling Shareholders the sum of Two Hundred Fifty Thousand Dollars ($250,000) and One Million One Hundred Twenty-Five Thousand (1,125,000) duly authorized and issued Class A special convertible shares of Pacific TelCom [Canada] Inc., subject to adjustment as described herein, to be paid in the following manner.

     2.2  Payments  of Cash.  The Buyer  shall pay to the Sellers in the form of
          ------------------
          check or by wire transfer, at the direction of the Corporation, the sum of Two Hundred Fifty Thousand US Dollars ($250,000) not later than December 15, 2000. Buyer shall exercise its best efforts to submit this sum prior to December 15, 2000, and Sellers agree to accept prepayments in amounts less than this sum from Buyer on a periodic basis prior to December 15, 2000, to be credited to the amount due the Sellers in cash.


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     2.3  Payment in Common  Stock.  Delivery  shall be made by the Buyer to the
          --------------------------
          Selling Shareholders on the Effective Date of One Million One Hundred Twenty-Five Thousand (1,125,000) of Class A special convertible shares of authorized stock of Pacific TelCom [Canada] Inc., subject to the terms and conditions of Section 3.3, Section 4.1 and Section 4.2.

     2.4  Adjustment to Purchase Price.  That portion of the Purchase Price paid
          ------------------------------
          by Buyer to the Selling Shareholders in Class A special shares of Buyer is subject to adjustment, as set forth in Section 4.1 "Finality". It is the agreement of Buyer and Sellers that adjustments to the Purchase Price, pursuant to the provisions regarding "Finality" shall be such that the value received by Sellers from Buyer, after the conversion by the Sellers of the Class A special convertible shares of Pacific TelCom [Canada] Inc. into common shares of Pacific TelCom, Inc., shall be an amount equal to Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000) as the aggregate value of common shares of Pacific TelCom, Inc., after the net affect of, or pursuant to, an adjustment to the purchase price hereto.

     2.5  Separate  Agreements.  The Buyer's  Agreement herein is intended to be
          --------------------
          made with and effective concerning each and every Selling Shareholder of the Corporation. In the event that it is necessary for the Buyer to have a separate Agreement with any such Selling Shareholder, such separate Agreement shall not be deemed a separate sale and such a separate Agreement shall not affect or act to construe an adjustment to the Purchase Price.

     2.6  No Prior Credits.  It is agreed by the parties that no monies advanced
          ------------------
          by the Buyer to the Sellers under any prior transactions or dealings shall comprise, or in any way be credited to the Purchase Price.

Section  3.0  Effective  Date;  Delivery.
              --------------------------

     3.1  Closing.  The Effective Date of this Agreement is November 6, 2000. On
          -------
          the Effective Date, the parties shall meet at 3:00 p.m. at the offices of Pacific TelCom, Inc., 4270 S. Decatur Blvd., Ste. A-9, Las Vegas, NV 89103 and shall thereupon conduct the Closing of this Agreement and the transactions contemplated herein.

     3.2  Selling  Shareholders'  Delivery  of Shares.  On the  Effective  Date,
          -------------------------------------------
          Selling Shareholders, through their duly appointed Sellers' Representative, shall deliver to Pacific TelCom [Canada] Inc. endorsed Certificates or endorsed Assignments Separate from Certificate with Stock Powers in the amount of 100% of the Corporation's Common Stock represented by shares constituting 6,315,000 authorized and issued common shares of the Corporation outstanding on October 31, 2000; 625,000 common shares representing the exercise of 625,000 options from a total of 600,000 outstanding options of the corporation; and 1,999,850 common shares representing 540,500 Class A special shares converted from October 31, 2000 to the Effective Date, for a total of 8,939,850 aggregate common shares of the Corporation.

     3.3  Procedures  to  Deliver  Buyer's  Shares.  Notwithstanding  any of the
          ----------------------------------------
          foregoing, it is expressly agreed by the parties that the delivery by Buyer of 1,125,000 Class A special shares of Pacific TelCom [Canada] Inc. to Sellers, shall be paid and transferred to the Selling Shareholders pursuant to the following procedures:

          3.3.1Selling  Shareholders List. Selling Shareholders shall deliver to
               --------------------------
               the Buyer at the Effective Date a Final Shareholders List to be affixed to this Agreement as Exhibit A. Said list shall state, for every Selling Shareholder, the Shareholder's name and address, the number of shares of the Corporation held on the Effective Date, and the number of shares of the Buyer to be received in exchange thereto. No fractional shares or script will be issued by Buyer. It is understood by the parties that the aggregate number of shares to be paid to the Selling Shareholders at the Effective Date shall not exceed 1,125,000 Class A special shares of Pacific TelCom [Canada] Inc. regardless of the number of shares of common stock of the Corporation issued and outstanding at the Effective Date.

          3.3.2Issuance of  Certificated  Ownership.  Subsequent to the Closing,
               -------------------------------------
               Selling Shareholders, individually, shall each receive certificated shares of their representative pro rata allocation of Buyer's payment in stock, by delivery by the Buyer of certificated shares of Class A special shares of Pacific TelCom [Canada] Inc. convertible to common shares of Pacific TelCom, Inc., an Illinois corporation.

Section  4.  Other  Agreements.
             -----------------

     4.1  Finality.  The Effective  Date of this  transaction  shall be the date
          --------
          hereof, however, the transaction shall be deemed to be in escrow pending an event of Finality, as set forth in this Section 4.1, and the Closing Date of this Agreement shall be deemed to be on such event of Finality. An event of Finality shall occur upon the occasion of one of the following: An Initial Public Offering of common shares of Pacific TelCom, Inc.; the common shares of Pacific TelCom, Inc. becoming tradable on a public market; or November 15, 2001.

               On the occurrence of an Initial Public  Offering (IPO) of Pacific
          TelCom, Inc. common shares on or before November 15, 2001, this Agreement shall be deemed closed and irreversible, by Sellers' election, without adjustment, in the event that the Issue Price under an IPO of the common shares of Pacific TelCom, Inc. shall not be less than $8.00 per share and not more than $12.00 per share. If the Issue Price is at least $5.00 per share, but less than $8.00 per share, the parties agree to adjust the Purchase Price in favor of Sellers, such that Pacific TelCom, Inc. shall pay such further shares of its common stock to equal Eleven Million One Hundred Twenty-Five Thousand Dollars ($11,125,000) value. In the event that no Initial Public Offering concerning the common shares of Pacific TelCom, Inc. occur on or before November 15, 2001, but that the common shares of Pacific TelCom, Inc. are publicly tradable on or before November 15, 2001, at a trading price or Issue Price of less than $5.00 per share, the parties agree that either the Buyer or Sellers shall have the option to terminate and undo the subject transaction whereupon the Buyers and Sellers will conduct all steps, take all actions and execute all documents necessary to restore Buyer and Sellers to their original position on the date prior to the Effective Date. However, if no Initial Public Offering of the common shares of Pacific TelCom, Inc. has occurred on or before November 15, 2001 but that the common shares of Pacific TelCom, Inc. are publicly tradable on or before November 15, 2001 at a trading price or Issue Price of $5.00 or more per common share, this transaction shall be deemed complete and irreversible, subject to the adjustments set forth herein. For the purposes of determining trading price on the occurrence of this event of Finality, the price of a common share of Pacific TelCom, Inc., shall be determined by the weighted average of such shares for the last ninety days prior to November 15, 2001. For an event of Finality to have occurred, that 90 day weighted average shall be not less than $5.00 per common share of Pacific TelCom, Inc. common stock. In the event that the common shares of Pacific TelCom, Inc. have not been the subject of an Initial Public Offering and are not publicly tradable on November 15, 2001, the parties agree that the Sellers' Representative will have the option to deem the transaction terminated, whereupon Buyer and Sellers agree to undo the subject transaction or, at the option of Sellers' Representative, Sellers shall have the right to deem the transaction finalized, even in the event that the common shares of Pacific TelCom, Inc. are not publicly tradable on November 15, 2001. In the event this Agreement is terminated and the transaction undone, no part of the $250,000 Purchase Price is refundable.

     4.2  Conversion of Shares.
          ----------------------

          4.2.1Upon Finality. Upon an occurrence of an event of Finality, as set
               --------------
               forth in Section 4.1 above, the 1,125,000 Class A special shares of Pacific TelCom [Canada] Inc. shall be thereupon converted to 1,125,000 common shares of Pacific TelCom, Inc., an Illinois corporation. Upon such conversion, Selling shareholders shall deliver to the Buyer all Class A special shares of Pacific TelCom [Canada] Inc. conveyed to Sellers as payment hereunder. All such certificates representing payment in stock by Buyer to Sellers, shall be duly endorsed in a form satisfactory to Buyer. Buyer shall thereupon issue to the Selling Shareholders in certificated form, an amount of Pacific TelCom, Inc. common shares equal to the Class A special shares held by each respective Selling Shareholder of Pacific TelCom [Canada] Inc.

          4.2.2Further Features of Class A Special Shares.  Notwithstanding  the
               -------------------------------------------
               provisions concerning the conversion of Class A Special Shares of Pacific TelCom [Canada] Inc. set forth in Sections 4.1 and 4.2.1, Sellers may convert any or all such Class A special shares at any time. Buyer Pacific TelCom, Inc. agrees to cause Pacific TelCom [Canada] Inc. to issue to Sellers a further amount of Class A special shares, on the occasion of any stock dividend, stock split, cash dividend or other distribution, in the same amounts per Class A special share of Pacific TelCom [Canada] Inc. that are accorded to the stockholders of common shares of Pacific TelCom, Inc.

     4.3  Funding New Territories. Subsequent to the Effective Date, it shall be
          ------------------------
          the duty and obligation of the Buyer to make such capital investments, on a priority basis, necessary as to allow the capacity and capability for the issuance of Local Access Numbers for four new Canadian cities and one existing open Canadian city, for the purposes of the subscription of new subscribers to the telecommunications products and services currently offered separately by Buyer and Sellers. Capital Investments are defined in this Section 4.3 to mean the costs of the purchase and installation of five T-1 telecommunication switches, along with necessary operating capital sufficient to pay for necessary operating expenses of the Corporation from the Effective Date thereafter. The duty and obligation of the Buyer to make the capital investments, on a priority basis, as set forth in this Section 4.3 is defined as follows: From sources of funding to Pacific TelCom, Inc., consisting of investment and equity capital, proceeds of debt instrument offerings and lease line proceeds, Buyer shall commit $.50 of each dollar of such funding received to be applied to the capital investments of this Section 4.3. This set-aside of capital funding shall continue until an aggregate amount of $1,035,000 has been so aggregated by the Buyer to be applied as described in this Section 4.3, based upon anticipated expenses of telecommunications switches in the amount of $207,000 per unit. It is understood by the parties that "Buyer" in this Section 4.3 means Pacific TelCom, Inc. and Pacific TelCom [Canada] Inc.

     4.4  Guarantee.  As a material  inducement to Seller,  Pacific TelCom, Inc.
          ---------
          has agreed to become a party to this Agreement and hereby covenants and agrees to indemnify and guarantee each and every one of the obligations of Pacific TelCom [Canada] Inc., its wholly owned subsidiary.

     4.5  Grant of Authority for Certain Continued Operations.  The Buyer grants
          -----------------------------------------------------
          to the Corporation, through its President, the limited right to operate the Corporation for certain essential post Effective Date duties and responsibilities. This grant of authority shall extend to the operation of the Corporation's Toronto office and switches, only for as long as necessary to conduct the orderly transfer of such operations to the Buyer. Notwithstanding the foregoing, this grant of authority is further intended to permit the conclusion of certain post Effective Date matters, including, by a way of illustration, filing of tax returns, distribution of cash payments of the Purchase Price by Buyer to the Selling Shareholders and, to the extent required, the holding of Class A special shares of Pacific TelCom [Canada] Inc., in trust to accommodate the exercise of any remaining outstanding options held by option holders of the Corporation, and the exercise of rights accorded to the Corporation's holders of Class A special shares of the Corporation. No provision of this Section 4.4 shall be interpreted to limit the financial responsibility of the Buyer set forth in Section 4.3.

     4.6  Retention  of  Management.  Buyer  agrees to  continue  to retain  the
          ------------------------
          services of Richard C. Goldstein as Chief Executive Officer of the Corporation, notwithstanding the limited grant of authority to operate set forth above. Buyer shall tender to him an Employment Agreement mutually acceptable to Richard C. Goldstein and Buyer. The parties acknowledge and agree that the retention of Mr. Goldstein shall act as a benefit to the Buyer during transition and for continued operations and benefits of the Corporation thereafter, and such hiring shall not be deemed to constitute an apparent conflict-of-interest on the part of Mr. Goldstein. Buyer further agrees, within 14 days of the Effective Date to cause its Board of Directors to appoint Richard C. Goldstein as a director of Pacific TelCom, Inc. and to have Mr. Goldstein serve on the same terms and conditions as the members of the existing Board of Directors of the Buyer.

     4.7  Resulting   Joint   Venture  and  Sharing  of  Revenues.   It  is  the
          -----------------------------------------------------
          understanding of Buyer and Sellers, that the Closing of this Purchase Agreement is in escrow until the Date as described in Section 4.1 "Finality". In the event that the transaction does not close on the Closing Date, Buyer and Sellers shall undo the subject transaction of this Purchase Agreement, pursuant to Section 4.1 "Finality", in such event, the parties agree that there shall be a resulting Joint Venture between them concerning the Capital Investment made by the Buyer in having installed five telecommunications switches with the capacity for the services to be sold by the parties and the revenues derived from the joint marketing efforts of the Buyer and Sellers. Under the terms of such a resulting Joint Venture, revenue, after deduction of Buyer's approved operating costs, will be apportioned as follows: one third of such revenues are to be apportioned to Buyer to be taken as a credit toward capital expenditures attendant to such telecommunications switches, as set forth above; thereafter remaining revenues shall be divided equally between Buyer and Sellers. Upon completion of repayment of Buyer for the aforesaid capital investments, such joint venture revenues shall be shared by the parties equally, after payment of all pre-approved or budgeted costs. In the event that Buyer and Sellers undo the subject transactions of this Purchase Agreement and establish such a resulting Joint Venture, it is expressly agreed that all prior sources of revenues of the Corporation and all subsequently developed sources of revenues exclusively generated by the Corporation shall remain the sole property of the Corporation and shall not be considered revenues attributable to the resulting Joint Venture.

     4.8  Liabilities.  The Corporation is possessed of liabilities  regarding a
          -----------
          loan, carrying a monthly debt service of approximately $3,500.00. Buyer shall expressly assume the payments of this loan and, upon full repayment of the principal balance, Buyer shall be entitled to ownership and title of a cash security deposit in the amount of $32,500.00.

     4.9  Accounts  Receivable.  With  respect to all accounts  receivable,  the
          -------------------
          Buyer shall be vested with title to all such accounts receivable in existence on Effective Date.

     4.10 Employee  Benefits.  Any  and all  liability  of the  Corporation  for
          ------------------
          employee benefits or for paid vacations or for any other employee benefit accruals, shall be paid in full as of the Effective Date. Sellers' Representative shall provide Buyer with such a certificate that such actions have taken place as Buyer may reasonably request.

     4.11 Tax Returns.  Sellers' Representative will cooperate and assist in the
          ------------
          preparation and filing, on behalf of the Corporation, of any tax returns yet to be filed with respect to any taxes for the fiscal period ending March 31, 2001 to reflect the operations of the Corporation during that fiscal year. All such tax returns shall be prepared and filed using tax accounting methods and principals which are consistent with those used in tax returns for preceding tax periods, by the Chartered Accountants of the Corporation.

     4.12 Deposit With Visa.  Any and all deposits  maintained  with Visa as and
          -------------------
          for security for the processing of credit card transactions shall remain unaffected by the subject transaction, but title to such deposit shall be transferred to the Buyer, as part of the subject transaction.

     4.13 Other Financial  Benefits.  It is agreed by the parties that the Buyer
          --------------------------
          shall have full rights, title and interest to all accounts receivable of the Corporation, and shall receive the right to claim non-capital loss carry forward amounts on the Corporation's balance sheet as other and further benefits to the Buyer pursuant to the subject transaction, as of the Effective Date.

  Section  5.0  Representations  and Warranties of the Corporation. Except as
                   --------------------------------------------------
may be set forth on a Schedule of Exceptions, attached hereto as Schedule M, to be presented at the Effective Date, the Corporation hereby represents and warrants to the Buyer as set forth below. The Schedule of Exceptions shall be presented by the Corporation to the Buyer prior to the execution of this Purchase Agreement and shall be attached hereto as an exhibit. The Schedule of Exceptions shall specifically identify the relevant sub-paragraph of this Agreement, and the statements made in each Schedule of Exceptions shall be deemed to be representations and warranties as if made hereunder.

     5.1  Organization and Standing;  Articles and Bylaws.  The Corporation is a
          -------------------------------------------------
          corporation duly incorporated and validly existing and in good standing under the laws of the Province of Ontario. The Corporation has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Corporation is duly qualified and authorized to do business, and is in good standing in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and where a failure to do so qualify would have a material adverse effect on its business or properties. The Articles in the form attached hereto as Exhibit D have been filed with the Minister of Commercial Relations before the date hereof.

     5.2  Corporate  Power.  The Corporation will have at the Effective Date and
          ----------------
          on the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     5.3  Subsidiaries.  The  Corporation  has  no  subsidiaries  or  affiliated
          ------------
          companies  and  does  not  otherwise  own  or  control,   directly  or
          indirectly, any equity interest in any corporation or entity.

     5.4  Capitalization.  The  authorized  capital stock of the  Corporation on
          --------------
          November 3, 2000 consists of a) 6,315,000 shares of common stock issued and outstanding and b) 540,500 Class A special shares convertible to 3.7 common shares each issued and outstanding on November 3, 2000. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassesable and were issued in compliance with all relevant securities laws. The Corporation has reserved: (i) 600,000 shares of common stock for issuance upon exercise of various options held by directors, employees and service providers; and (ii) 1,999,850 shares of common stock for issuance upon conversion of Class A special shares; and there are (i) no other options, warrants or other rights to purchase any of the Corporation 's authorized and unissued capital stock, or any security directly or indirectly convertible into or exchangeable for shares of capital stock of the Corporation, (ii) so far as known to the Corporation, no voting trust or voting agreements among, or irrevocable proxies executed by, stockholders of the Corporation, (iii) so far as known to the Corporation, no agreements among stockholders proving for the purchase or sale of the Corporation 's capital stock, and (iv) no obligations (contingent or otherwise) of the Corporation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All such issued and outstanding options and warrants have been duly and validly issued in compliance with applicable federal and state securities laws. To the extent that any Class A special shares have been converted to US common shares, this shall not operate as an impairment to this Agreement of constitute an Exception.

     5.5  Authorization.  All corporate  action on the part of the  Corporation,
          -------------
          its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and delivery of the shares has been taken prior to the Effective Date. The shares are free of any liens, encumbrances, or restrictions and are not subject to any preemptive rights or rights of first refusal.

     5.6  Liabilities. Except as set forth in Corporation's financial statements
          -----------
          as of March 31, 2000, copies of which have been heretofore delivered to Buyer, the Corporation has no undisclosed liabilities or obligations, absolute or contingent, except liabilities and obligations which have been incurred in the ordinary course of business none of which, in the aggregate, exceeds $10,000.

     5.7  Title to Properties and Assets;  Liens,  Etc.  Except for purchase and
          ----------------------------------------------
          lease and similar arrangements covering minor assets such as copiers and postage meters, the Corporation has good and marketable title to its material properties and assets, is not in default of any material lease, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable, except as set forth in Exhibit E.

     5.8  Compliance with Other Instruments. The Corporation is not in violation
          -----------------------------------
          of any term of its Articles or Bylaws, or in any material respect of any term or provision of the mortgages, indebtedness, indentures, contracts, agreements, or instruments or any other material agreement, or any judgment or decree. The best of its knowledge, the Corporation is not in violation of any order, statute, rule or regulation applicable to the Corporation where such violation would materially and adversely affect the Corporation; to the Corporation's actual knowledge, the Corporation is not in violation of any order, statute or regulation applicable to the Corporation. The execution, delivery and performance of and compliance with this Agreement has not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Corporation's Articles or Bylaws or any of such material agreements nor result in the creation of, or mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Corporation.

     5.9  Litigation. There are no actions, suits, proceedings or investigations
          ----------
          pending against the Corporation or its properties or in which the Corporation is the plaintiff, before any court or governmental agency nor, to the Corporation's knowledge, is there any threat thereof or any reasonable basis therefor.

     5.10 Employees.  To  the  Corporation's   knowledge,  no  employee  of  the
          ---------
          Corporation is in violation of any material term of any employment contract, if any, exclusive agreement or any other contract or agreement relating to the relationship of such employee with the Corporation or any other party because of the nature of the business conducted or to be conducted by the Corporation. The Corporation is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or its employment with the Corporation, nor does the Corporation have a present intention to terminate the employment of any key employee. The Corporation has in all material respects complied with all applicable Provincial and federal laws related to employment.

     5.11 Exclusive Licenses. The Corporation (i) owns and has the right to use,
          ------------------
          free and clear of all liens, charges, claims and restrictions an Exclusive License Agreement between the Corporation and Infotrust TELCO and an Exclusive Re-Sellers Agreement with Universal Office Corporation, attached hereto as Exhibit F and Exhibit G, necessary for the operation of its business now conducted and proposed to be conducted, and (ii) the Corporation is not obligated or under any liability whatsoever to make payments by a way of royalties, fees, or otherwise to any owner or licensee of the Exclusive License of the Exclusive License Agreement, with respect to the use thereof or in connection with the conduct of its business, or otherwise. To the knowledge of the Corporation, the Corporation has not infringed upon nor is it infringing such Exclusive License or other intellectual property of any third party. The Company is not aware of any violation of the Company's Exclusive License Agreement, or its Exclusive Re-Sellers Agreement or other proprietary rights.

     5.12 Duties to Option  Holders.  Pursuant to Section 4.4,  the  Corporation
          ---------------------------
          holds a grant of  authority  to hold,  in a fiduciary  capacity,  such shares  of  Pacific  TelCom  [Canada]  Inc.  Class A  shares  of stock equivalent to accommodate the exercise of outstanding options of employees and certain special service providers of the Corporation. The Corporation agrees to perform the distribution of such Class A shares of Pacific TelCom [Canada] Inc. to such option holders promptly upon the exercise of such options and it is agreed that the Corporation shall be entitled to retain the proceeds of such exercise. The Corporation agrees to indemnify and hold harmless Buyer and its officers, directors and agents harmless from any and all damages, losses, costs, or expenses suffered or incurred, directly or indirectly, through application of the Corporation's or Buyer's assets or otherwise, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments, and liabilities, including reasonably counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of any such indicia fiduciary duty by the Corporation to any such option holder.

     5.13 Brokers or  Finders.  There are no claims for  brokerage  commissions,
          --------------------
          finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Corporation.

     5.14 Operating  Rights.  The  Corporation  has  all  operating   authority,
          -----------------
          licenses, franchises, permits, certificates, consents, rights and privileges (collectively "Authority") as are necessary or appropriate to the operation of its business as now conducted and as proposed to be conducted and which the failure to possess would have a material adverse effect on the assets, operations or financial condition of the Corporation. Such Authority are in full force and effect, no violations have been or are expected to have been recorded in respect of any such authority, and no proceeding is pending or, to the knowledge of the Corporation, threatened that could result in the revocation or limitation of any such authority. The Corporation has conducted its business so as to comply in all material respects with all such Authority.

     5.15 Minute Books.  The minute books of the Corporation  contain a complete
          -------------
          summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     5.16 Taxes.  All federal and Provincial tax returns required to be filed by
          -----
          the Corporation have been filed and are true in all material respects, and all taxes, assessments, fees, and other governmental charges upon the Corporation, or upon any of its properties, income, or franchises, shown in such returns to be due and payable have been paid, or if any such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse impact on the properties or business of the Corporation.

     5.17 Disclosure.  None of the  representations  or  warranties  made by the
          ----------
          Corporation in this Agreement and no written information in the Exhibits hereto or otherwise furnished to the Buyers in this Agreement or Exhibits contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. The Corporation is not aware of any fact which has not been disclosed to the Buyer which would have a material adverse effect on the Corporation's business, prospects, condition, affairs or operations. The Corporation is not aware of any error, omission, or untrue statement of a material fact in the information relied upon by the Buyer in the preparation of the Exhibits.

     5.18 Transactions  with Affiliates.  Except for (i) regular salary payments
          ------------------------------
          and fringe benefits under an individual's compensation package with the Corporation, and (ii) certain advances that have been made to the Corporation by certain key employees as described on Exhibit H, and
          (iii) certain related party transactions involving consulting fees and rent as described in Exhibit I, none of the officers, employees, directors, or affiliates of the Corporation, or members of their families is a party to any agreements, understandings, or proposed transactions with the Company. The Corporation has not guaranteed or assumed any obligations of the Corporation's officers, directors, or employees.

     5.19 Corporation's   Contracts.   Except  with   respect  to  contracts  or
          ------------------------
          understandings between the Corporation and its customers entered into in the ordinary course of business, all material contracts and agreements of the Corporation (i) with expected receipts or expenditures in excess of $10,000, or (ii) with provisions restricting or affecting the development or distribution of the Corporation's products or services, or (iii) that provide indemnification by the Corporation with respect to infringements of proprietary rights, to which the Corporation is a party as of the Effective date are listed as Exhibits F and G. All such contracts and agreements are legally binding. valid, and in full force and effect in all material respects. The Corporation has received no indication of reduced activity relating to any contract or agreement with any customer of the Corporation, and the Corporation has no knowledge of any current customer of the Corporation that intends to reduce or discontinue its business with the Corporation.

     5.20 Financial Statements.  The Corporation has previously delivered to the
          ---------------------
          Buyer un-audited financial statements for the periods ending June 30, 2000. All such financial statements fairly present the financial condition of the Corporation as of such dates and the results of operations of the Company for such respective periods.

     5.21 Absence of Certain Changes.  There has not been since June 30, 2000 up
          ---------------------------
          to and including the Effective Date, any event or condition of any character which has materially and adversely affected the Corporation's business, prospects, conditions, affairs, operations, properties or assets, including but not limited to:

          5.21.1 any material adverse change in the financial condition, assets, liabilities or business of the Corporation;

          5.21.2 any damage, destruction or loss of any of the properties or assets of the Corporation (whether or not covered by insurance) materially and adversely affecting the business or plans of the Corporation; or

          5.21.3 any labor trouble, or any other event or condition of any character, which the Corporation knows or has reason to know would materially and adversely affect the business or plans of the Corporation.

     5.22 Employee  Benefits.  Except  for  stock  options  outstanding  on  the
          ------------------
          Effective Date, forth in Exhibit J, the Corporation has no other currently existing employment, bonus, pension, profit sharing, deferred compensation, stock bonus, retirement, stock purchase, phantom stock or similar plans.

     5.23 Absence of Undisclosed Liabilities.  The Corporation does not have any
          -----------------------------------
          outstanding claims, liabilities, obligations, or indebtedness, whether accrued, absolute, contingent, or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred subsequent to the Balance Sheet Date of June 30, 2000 in the ordinary course of business. The Corporation is not in default in respect of the terms or conditions of any indebtedness.

     Section  6.  Representations  and  Warranties  of  the  Buyer.  The  Buyer
                  ------------------------------------------------
represents and warrants to the Corporation with respect to the purchase of the Shares as follows:

     6.1  Organization.
          ------------

          6.1.1Pacific  TelCom, Inc.   Pacific   TelCom,   Inc.,  an  Illinois
               -------------------
               corporation is a Corporation duly organized and existing under the laws of the State of Illinois, and has all requisite corporate authority to make, execute, deliver and perform this Agreement and this Agreement has been duly authorized and approved by all required corporate action of Pacific TelCom, Inc. Pacific TelCom, Inc. has an authorized single class of common stock in the amount of 25,000,000 shares. On the Effective Date, Pacific TelCom, Inc. has 10,846,040 outstanding common shares.

          6.1.2Pacific TelCom  [Canada] Inc.  Pacific TelCom  [Canada] Inc. is a
               ------------------------------
               Corporation duly organized and existing under the laws of the Province of Ontario, and has all requisite corporate authority to make, execute, deliver and perform this Agreement and this Agreement has been duly authorized and approved by all required corporate action of Pacific TelCom [Canada] Inc. Pacific TelCom [Canada] Inc. has an authorized class of common voting shares of which 10,000 shares are outstanding and Class A special shares, which are nonvoting and convertible to common shares of Pacific TelCom, Inc. On the Effective Date, Pacific TelCom [Canada] Inc. has 11,125,000 outstanding Class A special shares.

     6.2  No violation.  Neither the  execution and delivery of this  Agreement,
          ------------
          nor the consummation of the transactions contemplated within the Agreement will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create or cause the acceleration of any debt, obligation or liability affecting, or resulting in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets owned or used by, or any of the capital stock of either corporation constituting the Buyer under: (i) any term or provision of the Articles of Incorporation or by-laws of either corporation constituting the Buyer; (ii) any judgment, decree, order, regulation, or rule of any court or government authority; (iii) any statute or law; (iv) any contract, agreement, indenture, lease or other commitment to which either corporation constituting the Buyer is a party or by which it is bound; or (v) cause any material change in the rights or obligations of any party under which such contract, agreement, indenture, or commitment.

     6.3  No Impairment.  Neither of the corporations constituting the Buyer are
          --------------
          impaired by any law, regulation or order of any court or federal, state, municipal, provincial or other governmental department, commission, board, bureau, agency, or instrumentality and: (i) there are no law suits, proceedings, claims, or governmental investigations pending or to the knowledge of Buyer, threatened against or involving Buyer which could materially impair its business; and (ii) there are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against Buyer which impair and adversely affect its property, assets, liabilities, financial condition, results of operations, or business prospects or its right to conduct is business as presently conducted.

     6.4  Disclosure.  None of the  representations  or  warranties  made by the
          ----------
          Buyer in this Agreement and no written information furnished to the Selling Shareholders in this Agreement or otherwise, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. The Buyer is not aware of any fact which has not been disclosed to the Selling Shareholders which would have a material adverse affect on the rights and obligations of the Selling Shareholders.

     6.5  Shares of the Buyer.  The  outstanding  Class A special  shares of the
          ----------------------
          Buyer have been duly authorized and validly issued, and are fully paid and non-assessable and were issued in compliance with all applicable provincial securities laws. The issuance of Buyer's Class A special shares transferred to the Selling Shareholders herein are without the requirement of regulatory approval from any applicable provincial regulatory agency. The Class A special shares of the Buyer paid to the Selling Shareholders hereunder and the common shares of Pacific TelCom, Inc. which they are convertible to, are at the Effective Date, not publicly tradable, have not been registered to be traded publicly on the Effective Date, and on the Effective Date no public market exists for the trading of such Class A special shares or common shares of the corporations constituting the Buyer.

     6.6  Dilution.  Buyer  represents  that upon an event of  Finality,  as set
          --------
          forth in Section 4.1, whereby Class A special shares of Pacific TelCom [Canada] Inc. are converted to Pacific TelCom, Inc., common shares, that such common shares acquired by the Selling Shareholders pursuant to this transaction shall be subject to significant and substantial dilution. Upon such conversion to common shares of Pacific TelCom, Inc., it is understood by the Selling Shareholders that the Selling Shareholders shall not be acquiring a substantial enough proportion or percentage of the outstanding issuance of the common stock of Pacific TelCom, Inc. to acquire management control of Pacific TelCom, Inc., elect directors or officers, or in any other method or manner prevent other or continued dilution. Selling Shareholders acknowledge the representation further of Buyer that, in the event such dilution occurs, it is foreseeable that such a dilution would be substantial and would have a significant effect in reducing the percentage of ownership of the Selling Shareholders, individually and collectively.

     6.7  Access  to  Data.   Buyer  has  had  an  opportunity  to  discuss  the
          ----------------
          Corporation's business, management and financial affairs with its management and the opportunity to review the Corporation's most recent un-audited financial statement for a complete fiscal year and business plan. Buyer has also had an opportunity to ask questions of officers of the Corporation which questions were answered to its satisfaction.

     6.8  Brokers or Finders.  The Buyer has not, and will not, incur,  directly
          ------------------
          or indirectly, as a result of any action taken by such Buyer, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     6.9  Tax Liability.  To the extent it deems necessary, it has reviewed with
          --------------
          its own tax advisors the federal, state, local and provincial tax consequences of this investment and the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Corporation or any of its agents. It understands that it (and not the Corporation) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     Section  7.  Representations  and  Warranties of Selling Shareholders.  The
                  --------------------------------------------------------
Selling Shareholders (collectively and individually) severally represent and warrant to the Buyer with respect to the purchase of the shares as follows:

     7.1  Access to Data.  The Selling  Shareholders  have had an opportunity to
          ----------------
          discuss the terms and conditions of the Purchase Agreement with the Corporation's management and have had an opportunity to ask questions of officers of the Corporation, which questions were answered to their satisfaction.

     7.2  Authority.  The Sellers'  Representative  of the Selling  Shareholders
          ---------
          have all requisite legal power and authority to execute and deliver this Purchase Agreement and certificates for the shares of the Corporation hereunder and to carry out and perform its obligations under the terms of this Agreement.

     7.3  Disclosure.  To the best of his or her knowledge, this Agreement, with
          ----------
          the Exhibits thereto, when taken as a whole, does not contain any untrue statement of a material fact concerning the corporation or omit to state a material fact necessary in order to make the statements concerning the corporation contained herein not misleading in light of the circumstances under which they were made.

     7.4  Impairment. There are no actions, suits, proceedings,  which impair in
          ----------
          any way such Selling Shareholders' ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

     7.5  Brokers or Finders.  The Selling  Shareholders have not, and will not,
          --------------------
          incur, directly, or indirectly, as a result of any action taken by such Selling Shareholders, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement.

     7.6  Compliance  With  Other  Instruments.  The  execution,   delivery  and
          ------------------------------------
          performance of and compliance with this Agreement, and the transference and delivery of shares will not result in any material violation of, or conflict with, or constitute a material default under any agreement, lien, mortgage, pledge, encumbrance or collateralization on the part of the Selling Shareholders.

     7.7  General  Release.  In  consideration of the agreements made hereunder,
          ----------------
          each of the Selling Shareholders hereby release and forever discharge the Buyer and the Corporation, and each of their shareholders, officers, directors, representatives, attorneys, and employees, past, present, and future, individually and collectively for any and all claims, demands, causes of action or liabilities which each of the Selling Shareholders ever had or now has, apart from vested stock options, advances to the Corporation or consulting fees accrued, which each of the Selling Shareholders ever had or now has, or which their heirs, executors or administrators hereafter can, shall, or may have upon or by a reason of any matter or cause whatsoever, whether known or unknown, suspected or unsuspected, arising on or prior to the Effective Date, arising out of or in any way connected with each of the Selling Shareholders' relationship to the Corporation. Notwithstanding the above, this release shall not affect the Selling Shareholders' rights and obligations otherwise set forth in this Agreement.

     7.8  Tax Returns.  The Selling  Shareholders will be solely responsible for
          ------------
          any and all taxes incurred as a result of any taxable event to them generated by the entry into or performance of any term of this Agreement.

     Section  8.  Conditions  to Buyer's Obligations.  The exchange of documents
                  ----------------------------------
and shares by the parties and the purchase of the shares on the Effective Date is conditioned upon and subject to the fulfillment of obligations of the Sellers at or prior to the Effective Date as contained herein.

     8.1  List of Selling  Shareholders.  The  Corporation  shall deliver to the
          -------------------------------
          Buyer on or before the Effective Date, relative to Selling Shareholders, a list of: (i) unexercised options of the Corporation setting forth the name of the option holder, the address, the number of unexercised options, the exercise price of such options and the expire date, to be set forth as Exhibit J; and (ii) a list of remaining holders of Class A special shares setting forth the names of such surviving shareholders, addresses, number of shares on the Effective Date and the amount of unpaid cumulative dividends stated in US Dollars and set forth in this Agreement as Exhibit K.

     8.2  Stock  Certificates.  Buyer shall  receive stock  certificates  of the
          -------------------
          Selling Shareholders representing all of the common shares of stock of the Corporation, duly endorsed for transfer as provided herein at the Effective Date, or accompanied by executed assignments separate from certificates with a stock power, in a form satisfactory to the Buyer. All endorsements on certificates, assignments or stock powers shall be signature guaranteed, if so required.

     8.3  No Material  Adverse Change.  Prior to the Effective Date, there shall
          --------------------------
          be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise of the Corporation and the Sellers' representative shall deliver to Buyer a certificate in the form set forth as Exhibit L, dated the Closing Date, to such effect.

     Section  9.  Conditions  to  the  Sellers'  Obligations.  The  exchange  of
                  ------------------------------------------
documents and shares by the parties on the Effective Date is conditioned upon and subject to the fulfillment of the conditions set forth below.

     9.1  Proceedings.  All  proceedings  to be  taken  in  connection  with the
          -----------
          transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers and counsel.

     9.2  Performance  of  Obligations.  The  Buyer  shall  have  performed  and
          --------------------------
          complied with all agreements and conditions herein required to be performed or complied with by them on or before the Effective Date.

Section  10.  General  Provisions.
              -------------------

     10.1 Amendment and Modification.  Subject to applicable law, this Agreement
          ---------------------------
          may be amended, modified or supplemented, as the parties mutually agree, by a written Agreement signed by a duly appointed representative of the Buyer and a duly appointed representative of the Selling Shareholders.

     10.2 Expenses.  The  parties  hereto  shall pay all of their  own  expenses
          --------
          relating to the transactions contemplated by this Agreement, including the fees and expenses of their respective counsel, accountants, and financial advisers.

     10.3 Governing Law. The  interpretation  and construction of this Agreement
          --------------
          and all matters relating hereto shall be governed by the laws of the State of Illinois relating to contracts made and to be performed in Illinois.

     10.4 Waiver of Terms.  Any of the terms or conditions of this Agreement may
          ----------------
          be waived at any time by the party or parties entitled to the benefits thereof, but only by a written notice signed by an authorized representative of the party or parties waiving such terms or conditions.

     10.5 Captions.  The  article  and  section  captions  used  herein  are for
          --------
          reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     10.6 Publicity.  Prior to the Effective  Date,  none of the parties  hereto
          ---------
          shall issue any press release or make any other statement to the media relating to this Agreement or the matters contained herein without obtaining the prior approval of the Buyer.

     10.7 Notices.  All  notices,  requests,  demands  and other  communications
          -------
          required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or by air express courier.

          If to the Buyer:   Pacific  TelCom,  Inc.
                             4270  S.  Decatur  Blvd.,  Ste.  A-9
                             Las  Vegas,  NV  89103
          Attention  Bill J. Angelos

          With a copy  to:   Kenneth  G.  Mason
                             General  Counsel
                             33  N.  LaSalle  St.,  Ste.  2131
                             Chicago,  IL  60602

          If to the Sellers to: Richard  C.  Goldstein
                             EasyTel  Canada
                             18  King  Street  East,  Ste.  1402
                             Toronto,  Ontario  M5C1C4
                             Canada

          With a copy to:    Barry  M.  Polisuk
                             Garfinkle,  Biderman
                             1  Adelaide  St.  East  #1401
                             Toronto,  ON  M5C2V9

     10.8 Entire  Agreement.  This Agreement  contains the entire  understanding
          -----------------
          between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     10.9 Agreement  Binding.  This  Agreement  shall be binding upon the heirs,
          ------------------
          executors, administrators, successors and assigns of the parties hereto.

     10.10Pronouns and Plurals.  All pronouns and any  variations  thereof shall
          ----------------------
          be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

     10.11Presumption.  This  Agreement  or any  section  thereof  shall  not be
          -----------
          construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     10.12Further  Action.  The  parties  hereto  shall  execute and deliver all
          ---------------
          documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     10.13Parties in  Interest.  Nothing  herein shall be construed to be to the
          -----------------
          benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     10.14Savings  Clause.   If  any  provision  of  this   Agreement,   or  the
          ---------------
          application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.

PACIFIC  TELCOM,  INC.                  EASYTEL  CANADA  CORPORATION
an  Illinois  Corporation               an  Ontario  Corporation


By:__________________________           By:__________________________
    Bill J. Angelos, President          Richard C. Goldstein, President


PACIFIC TELCOM [CANADA]  INC.           Selling  Shareholders
an  Ontario  Corporation


By:__________________________     By:__________________________
   Bill J. Angelos, President            Richard  C.  Goldstein
                                         Sellers'  Representative